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                                                                EXHIBIT 10.20


                               REALNETWORKS, INC.

             AGREEMENT TO TERMINATE SHAREHOLDERS' BUY-SELL AGREEMENT


        THIS AGREEMENT TO TERMINATE SHAREHOLDERS' BUY-SELL AGREEMENT (the "Termination Agreement") is entered into as of October ___, 1997, by and among RealNetworks, Inc., a Washington corporation formerly known as Progressive Networks, Inc. (the "Company"), Robert Glaser (the "Founder"), and the holders of shares of common stock (the "Shares") of the Company who have agreed in writing to be bound by the Shareholders' Buy-Sell Agreement dated as of March 31, 1995 (the Founder and the holders of the Shares are collectively referred to herein as the "Shareholders").

                                    RECITALS

        A. The Company, the Founder and the holders of the Shares have entered into a Shareholders' Buy-Sell Agreement dated as of March 31, 1995 (the "Buy-Sell Agreement"), which Buy-Sell Agreement restricts the free transferability of the Shares.

        B. The Company has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission.

        C. The Buy Sell Agreement may be terminated upon the written agreement of the Company and the Shareholders holding two-thirds (2/3) of the outstanding Shares of Capital Stock (as defined in Section 3.3.4 of the Buy-Sell Agreement).

        D. The Company and the Shareholders holding at least two-thirds (2/3) of the outstanding Shares of Capital Stock desire to terminate the Agreement immediately prior to the Registration Statement being declared effective by the SEC.

                                    AGREEMENT

        1. TERMINATION OF BUY-SELL AGREEMENT. Effective immediately prior to the effectiveness of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company's capital stock for the account of the Company to the public with aggregate proceeds to the Company of not less than $20,000,000 (prior to deduction of underwriter commissions and offering expenses), the Buy-Sell Agreement shall be terminated in its entirety.

        2. NOTICE. Within fifteen (15) days after the termination of the Buy-Sell Agreement, the Company shall give written notice of such termination to each of the Shareholders by delivering such notice in person, or by depositing such notice in the United States mail, first


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class, postage prepaid, addressed to each Shareholder at the last address provided to the Company by each such Shareholder.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


                              COMPANY:

                              REALNETWORKS, INC.



                              By________________________________________
                              Its_______________________________________


                              FOUNDER:



                              __________________________________________
                              Robert Glaser